UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2018

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

1-9516	ICAHN ENTERPRISES L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On April 10, 2018, Icahn Enterprises L.P. (“IEP”), American Entertainment Properties Corp., a Delaware corporation and indirect wholly owned subsidiary of IEP (the “Seller”), Federal-Mogul LLC, a Delaware limited liability company (“Federal-Mogul”), and Tenneco Inc., a Delaware corporation (the “Purchaser”), entered into a Membership Interest Purchase Agreement (the “Transaction Agreement”) pursuant to which the Seller agreed to sell all of the outstanding membership interests of Federal-Mogul to the Purchaser (the “Transaction”).

Subject to the terms and conditions of the Transaction Agreement, the Purchaser will (i) pay to the Seller an aggregate amount in cash equal to $800.0 million (the “Cash Consideration”) and (ii) issue and deliver to the Seller an aggregate of 29,444,846 shares (the “Stock Consideration”) of common stock, par value $0.01, of the Purchaser (“Common Stock”), which shall be comprised of: (a) a number of shares of Common Stock (to be reclassified as Class A Voting Common Stock, par value $0.01, of the Purchaser at the closing of the Transaction (“Class A Common Stock”)) equal to 9.9% of the aggregate number of shares of Class A Common Stock issued and outstanding as of immediately following the closing of the Transaction (such number of shares of Class A Common Stock, the “Class A Common Stock Amount”), and (b) a number of shares of a newly created Class B Non-Voting Common Stock, par value $0.01, of the Purchaser (“Class B Common Stock”) equal to (1) the Stock Consideration minus (2) the Class A Common Stock Amount.

Until the date that is 10 business days prior to the anticipated closing date of the Transaction, the Purchaser may elect to conduct an offering of Common Stock in order to raise funds to increase the Cash Consideration and decrease the Stock Consideration by selling up to 7,315,490 shares of Common Stock in accordance with the terms of the Transaction Agreement.

The completion of the Transaction is subject to certain customary closing conditions, including:

•	approval by a majority of the total votes cast on the proposal to approve the issuance of the Stock Consideration at a special meeting of the Purchaser’s stockholders;

•	the absence of any outstanding order enacted, promulgated, issued, entered, amended or enforced in the United States or the European Union enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Transaction Agreement;

•	expiration or termination of any waiting periods (and any extensions thereof) under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other required antitrust approvals;

•	the filing of an amended and restated certificate of incorporation of the Purchaser with the Secretary of State for the State of Delaware; and

•	approval for the listing of the Class A Common Stock on the NYSE, subject to official notice of issuance.

Each party’s obligation to consummate the Transaction is also subject to certain additional closing conditions, including (i) the accuracy of the other party’s representations and warranties contained in the Transaction Agreement (subject to certain materiality qualifiers) and (ii) the other party’s compliance in all material respects with its covenants and agreements contained in the Transaction Agreement.

The Transaction Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Transaction Agreement. The representations and warranties in the Transaction Agreement are the product of negotiations between the parties to the Transaction Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates. Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person.

Following the closing of the Transaction, the Purchaser has agreed to use its reasonable best efforts to pursue the separation of the combined company’s powertrain technology business and its aftermarket & ride performance business into two separate, publicly traded companies in a spin-off transaction that is expected to be treated as a tax-free reorganization for U.S. federal income tax purposes (the “Spin-Off”).

In addition, the Transaction Agreement provides for customary pre-closing covenants of the Purchaser and Federal-Mogul, including covenants to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent. The Transaction Agreement also contains covenants not to solicit proposals relating to alternative transactions and in the case of the Purchaser, to recommend that the Purchaser’s stockholders approve (i) the Transaction Agreement, (ii) the necessary issuance of shares to pay the Stock Consideration, and (iii) the amended and restated certificate of incorporation of the Purchaser. Prior to the stockholder vote with respect to the Transaction, the board of directors of the Purchaser (the “Purchaser Board”) may terminate the Transaction Agreement to accept a Superior Proposal (as defined in the Transaction Agreement), if the Purchaser Board determines that the failure to do so would violate its fiduciary duties, subject to complying with certain notice and other specified conditions, including giving the Seller the opportunity to revise the Transaction Agreement and make a Superior Proposal during a match right period, and the payment of the Termination Fee (as defined below).

The Transaction Agreement contains termination rights for each of the Purchaser and the Seller, including, among others, if the closing of the Transaction does not occur on or before the 9-month anniversary of the date of the Transaction Agreement, subject to extension until the 15-month anniversary of the date of the Transaction Agreement in certain circumstances (the “Termination Date”). The Transaction Agreement may also be terminated by mutual written consent of the Purchaser and the Seller.

Upon termination of the Transaction Agreement, the Purchaser would be required to pay the Seller a termination fee of $200 million (the “Termination Fee”) in certain circumstances, including:

•	a termination by the Purchaser to enter into a Superior Proposal;

•	a termination by the Purchaser or the Seller if the closing of the Transaction does not occur prior to the Termination Date, provided that the Purchaser is not obligated to pay the Termination Fee if there has been a material adverse effect on Federal-Mogul;

•	if the Transaction Agreement is terminated due to the failure to obtain the approval of the Purchaser’s stockholders and an acquisition proposal is received by the Purchaser or is otherwise publicly known or announced and, within 12 months of such termination, the Purchaser enters into or consummates an alternative transaction involving the change of control of the Purchaser; or

•	a termination by the Seller if the Purchaser breached in any material respect any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement, which cannot be cured as set forth in the Transaction Agreement.

The foregoing summary of the Transaction Agreement is qualified in its entirety by the full text of the Transaction Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Shareholders Agreement

Upon the closing of the Transaction, the Purchaser, the Seller and IEP have agreed to enter into a Shareholders Agreement (the “Shareholders Agreement”). Pursuant to the Shareholders Agreement, prior to the earlier of the date the Spin-Off is consummated, the Spin-Off Cutoff Date (as defined in the Shareholders Agreement) and the date on which IEP ceases to beneficially own at least 10% of the outstanding Common Stock, measured as a single class, the Seller will have the right to designate one person for nomination for election or appointment to the Purchaser Board.

The Purchaser has agreed to file by the closing of the Transaction a registration statement covering the Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of the Class B Common Stock) to be issued by the Purchaser to the Seller as the Stock Consideration in the Transaction. The Shareholders Agreement also will provide that as long as IEP beneficially owns at least 10% of the outstanding Common Stock, measured as a single class, the Seller will be granted certain preemptive rights.

The Shareholders Agreement includes a standstill covenant, which prohibits IEP and its affiliates from taking certain actions until the earlier of the Spin-Off Cutoff Date (in the case of clause (i) below, one year after the Spin-Off Cutoff Date) and the date that is one year after the date on which IEP and its affiliates cease to own at least 5% of the outstanding Common Stock, measured as a single class, such as (i) acquiring or offering or agreeing to acquire, directly or indirectly, any shares of Common Stock or other securities or equity interests of the Purchaser or any subsidiary, (ii) making, or in any way participating in, directly or indirectly, any solicitation of proxies to vote, or seeking to advise or influence any person or entity with respect to the voting of, any voting securities of the Purchaser or its subsidiaries, (iii) making any public announcement with respect to, or submitting a proposal for, or offering of any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving the Purchaser or any of its subsidiaries and (iv) otherwise acting, alone or in concert with others, to seek to control the management, the Purchaser Board or policies of the Purchaser. If IEP or any of its affiliates seek to take certain actions (other than in the case of clause (i) above) following the termination of the standstill covenant, the Purchaser Board designee selected by the Seller is required to have resigned at least 30 days prior to taking any such action.

The foregoing description of the Shareholders Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Shareholders Agreement that appears as Exhibit A to the Transaction Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 10, 2018, IEP issued a press release regarding the announcement of the Transaction. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the Transaction, IEP is providing certain supplemental financial information regarding Federal-Mogul, which is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including the Exhibits attached hereto, of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the registrants’ filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement, dated as of April 10, 2018 by and among IEP, the Seller, Federal-Mogul and the Purchaser.

99.1	Press release issued by Icahn Enterprises L.P. on April 10, 2018.

99.2	Supplemental Financial Information of Federal-Mogul.

*	Exhibits and schedules were omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (registrant) By: Icahn Enterprises G.P. Inc. its general partner

Date: April 10, 2018	By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P. (registrant) By: Icahn Enterprises G.P. Inc. its general partner

Date: April 10, 2018	By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer